e-mail: smoule@applebyglobal.com direct dial: Tel +441 298 3291 Fax +441 298 4138 your ref: appleby ref: SM/137506.9 18 May 2009

Invesco Ltd. 1555 Peachtree Street, NE, Atlanta GA 30309

Ladies and Gentlemen

Re: Invesco Ltd. Registration Statement on Form S-3

We have acted as Bermuda counsel to Invesco Ltd., a Bermuda company (the “Company”), in connection with the automatic shelf registration statement on Form S-3, to be filed by the Company (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the proposed issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company: (i) common shares of the Company, par value US$0.20 per share (the “Common Shares”), (ii) preference shares of the Company par value US$0.20 per share (the “Preference Shares”) (including shares convertible into or exchangeable for other securities); (iii) senior debt securities, subordinated debt securities and other debt obligations of the Company or one or more of its wholly-owned subsidiaries (each, a “Subsidiary Issuer”), including, guarantees of any such debt securities issued by the Company or one or more of its wholly-owned subsidiaries, and also (with regard to issuances by the Company) debt securities convertible into or exchangeable for other securities or obligations of the Company (collectively, the “Debt Securities”); and (iv) rights, warrants and other securities relating to the Equity Securities, the Debt Securities, or any combination thereof, together with such other securities or obligations of the Company and/or a Subsidiary Issuer as the board of directors of the Company (the “Board”) or the standing committee of the Board (the “Standing Committee”) may from time to time determine to be appropriate or desirable to include in the Registration Statement (the “Other Securities,” and, together with the Debt Securities and the Equity Securities, the “Securities”).

For the purposes of this opinion we have examined and relied upon the documents (the “Documents”) listed, and in some cases defined, in the schedule to this opinion (the “Schedule”).

Unless otherwise defined herein or in the Schedule, terms defined in the Registration Statement have the same meanings when used in this opinion.

Assumptions

In stating our opinion we have assumed:

(a)

the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed, electronic or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents which we have reviewed;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)

that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g)

that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h)

that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Standing Committee in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to finalise and file the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(i)

that any action taken or performed or the execution of any instrument by Martin Flanagan, Loren Starr, Colin Meadows ad Kevin Carome as attorney-in-fact of the officers and directors of the Company pursuant to the powers of attorney granted under the Registration Statement will be valid and binding and will achieve the purposes of the Registration Statement under the laws of the place of performance or the laws of the jurisdiction governing the said instrument;

(j)

that the draft of the Registration Statement which we have examined for the purposes of this opinion does not differ in any material respect from the draft approved by the Standing Committee pursuant to the Resolutions, and that, when executed and delivered, the Registration Statement will be in a form which does not differ in any material respect from the draft which we have examined for the purposes of this opinion; and

(k)

that the Securities, to the extent that they constitute “Equity Securities”, as such term is defined in the general permission granted by the Bermuda Monetary Authority in its notice to the public dated 1 June 2005 (the “BMA Notice’), will be listed on the New York Stock Exchange in order to bring them within the general permission granted in the BMA Notice.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)

The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)

All necessary action required to be taken by the Company in connection with the issue by the Company of the Securities pursuant to Bermuda law has been taken by or on behalf of the Company, and all the necessary authorizations and approvals of Governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Securities.

(3)	There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Securities.
(4)

With respect to the Common Shares offered by the Company (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares and related matters; (v) terms of the issuance and sale of the Offered Common Shares have been duly established and are then in conformity with the Constitutional Documents so as not to violate any applicable law, the Constitutional Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) any certificates representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any Offered Common Shares duly issued upon conversion, exchange or exercise of any Preference Shares, Debt Securities or Other Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.20 per Offered Common Share.

(5)

With respect to any Preference Shares offered by the Company (the “Offered Preference Shares’), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preference Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered

Preference Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preference Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preference Shares and related matters; (v) the terms of the Offered Preference Shares and of their issuance and sale have been duly established and are then in conformity with the Constitutional Documents so as not to violate any applicable law, the Constitutional Documents or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) any certificates representing the shares of Offered Preference Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preference Shares (including any Preference Shares duly issued upon conversion, exchange or exercise of any Debt Securities or Other Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.20 per Preference Share.

Reservations

We have the following reservations:

(a)

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)

Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)

details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)

details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)

whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)	whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or
(v)

whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

(c)	In order to issue this opinion we have carried out the Company Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such search.
(d)	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule and have not enquired as to whether there has been any change since the date of such search.
(e)	In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies in Bermuda.
(f)

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby

SCHEDULE

1.

The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 18 May 2009 (the “Company Search”).

2.

The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 18 May 2009 in respect of the Company (the “Litigation Search”).

3.

Certified copies of the Certificate of Incorporation, Memorandum of Association, Certficate of Deposit of Memorandum of Increase of Share Capital and Amended and Restated Bye-Laws of the Company (collectively referred to as the “Constitutional Documents”).

4.

A certificate dated 14 May 2009 (the “Officer’s Certificate”) issued by Robert Rigsby, Assistant Secretary of the Company, certifying the resolutions of the Standing Committee of the Board of Directors of the Company passed on 14 May 2009 (the “Resolutions”) and other matters relative to the Offered Securities.

5.	A copy of the general permission granted by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations in its notice to the public dated 1 June 2005.
6.	A Certificate of Compliance, dated 15 May 2009 issued by the Ministry of Finance in respect of the Company.
7.	An electronic copy of a draft of the Registration Statement relating to the Offered Securities received on 14 May 2009.

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